QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

809 Glen Eagles Court Suite 200 Baltimore, MD 21286 P 410.823.8000 F 410.296.4815 dhg.com

Consent of Independent Registered Public Accounting Firm

The Stockholders and Board of Directors
Frederick County Bancorp, Inc.

        We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-233791) of ACNB Corporation, of our report dated February 22, 2019, with respect to the consolidated financial statements of Frederick County Bancorp, Inc. as of December 31, 2018 and 2017 and for each of the years in the two-year period ended December 31, 2018, and to the reference to our firm under the caption "Experts" in this Registration Statement.

/s/ Dixon Hughes Goodman LLP

Baltimore, Maryland
October 16, 2019

QuickLinks

  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm